Exhibit 4.2

Execution Version

GUARANTOR SECURITY AGREEMENT

GUARANTOR SECURITY AGREEMENT, dated as of October 5, 2010 (as amended, supplemented or otherwise modified from time to time, this “Security Agreement”), made by (i) STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation (“SMI”), (ii) THE O.S. KELLY COMPANY, an Ohio corporation (“O.S. Kelly”), (iii) MUSIC MATTERS AFTER SCHOOL, INC., a Delaware corporation (“MMAS”), and (iv) ARKIVMUSIC, LLC, a New York limited liability company (“ArkivMusic” and, together with SMI, O.S. Kelly and MMAS, the “Grantors” and each a “Grantor”), in favor of BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) party to the Loan Agreement referred to below.

BACKGROUND

(A)          Simultaneous with the execution of this Security Agreement, Conn-Selmer, Inc., a Delaware corporation (“Conn-Selmer”), and Steinway, Inc., a Delaware corporation (“Steinway” and, together with Conn-Selmer, the “Borrowers”), the Administrative Agent and the Lenders party thereto are entering into a Loan and Security Agreement (the “Loan Agreement”), pursuant to which the Lenders will make Loans and other financial accommodations to the Borrowers on the terms set forth therein.

(B)           SMI owns, directly, all of the equity of Conn-Selmer, and Conn-Selmer, either directly or indirectly, as applicable, owns all of the equity of Steinway and the Grantors (other than SMI).

(C)           Pursuant to a Guarantee dated as of the date hereof, each Grantor, among other things, will jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Lenders and the other Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations under the Loan Agreement and the other Loan Documents.

(D)          The Borrowers and the Grantors, though separate legal entities, comprise an integrated financial enterprise, and the extension of credit to the Borrowers under the Loan Agreement will inure, directly or indirectly, to the benefit of the Grantors as the successful operation of Grantors is dependent on the continued successful performance of the Borrowers.

(E)           It is a condition precedent to the effectiveness of the Loan Agreement that the Grantors execute and deliver this Security Agreement to the Administrative Agent.

FOR VALUE RECEIVED and in consideration of the promises and to induce the Lenders and the Administrative Agent to enter into the Loan Agreement and to induce the Lenders to make their respective loans to the Borrowers under the Loan Agreement, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the other Secured Parties, as follows:

1.             Defined Terms.  (a) Unless otherwise defined herein, capitalized terms which are defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement; the following terms which are defined in the Uniform Commercial Code in effect in The Commonwealth of Massachusetts on the date hereof are used herein as so defined: Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Investment Property, Proceeds, and Supporting Obligations; and the following terms shall have the following meanings:

“Bank Account”: (i) a deposit, custody or other account (whether, in any case, time or demand or interest or non-interest bearing) maintained by any Grantor with any Lender or other institution acceptable to the Administrative Agent, (ii) all cash and securities from time to time standing to the credit of such account, and (iii) all interest, principal and other distributions payable on or with respect to, such account or such cash or securities.  Within 180 days of the Closing Date, each such account (other than (a) any Excluded Account and (b) any individual account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more than $100,000 at any time; provided that at no time shall the Obligors maintain accounts containing in excess of $2,500,000 in the aggregate at any time that are not subject to the control of the Administrative Agent) shall be subject to a Deposit Account Control Agreement, in form and substance satisfactory, which shall provide that such account shall be subject to the control of the Administrative Agent and that the bank or other institution with which such account is maintained shall comply with the instructions of the Administrative Agent upon the occurrence and during the continuation of an Event of Default regarding such cash, securities, interest, principal and distributions held in such account without further consent by any Grantor.

“Collateral”: as defined in Section 2 of this Security Agreement.

“Contracts”: all contracts and agreements, including the material contracts and agreements listed on Schedule V hereto, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of any Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of any Grantor to perform and to exercise all remedies thereunder.

“Copyright”: (a) any copyright in any original work of authorship fixed in any tangible medium of expression (including, without limitation, any thereof referred to on Schedule I hereto), including, without limitation, all databases, source codes, object codes and manuals, whether published or unpublished, whether now or hereafter existing, and whether in the United States or any other country, and all applications, registrations, renewals, extensions and recordings relating thereto filed in the United States Copyright Office or in any other governmental office or agency in the United States or any other country or political subdivision thereof, in each case in which any Grantor has any right, title or interest, whether as author, assignee, transferee or otherwise, and all other rights which any Grantor presently has or hereafter acquires pursuant to any Copyright License relating to any such copyright, including, without limitation, copyright assignments, and exclusive and nonexclusive licenses, and (b) all right, title and interest of any Grantor in all physical materials embodying any work with respect to which any Grantor owns or holds rights in any Copyright or Copyright License.

“Copyright License”: (a) any agreement, written or oral, naming any Grantor as licensor or licensee, granting any right in or to any Copyright or copyright registration in the United States or any foreign country (including, without limitation, any thereof referred to on Schedule I hereto) or (b) any and all present and future agreements, including, without limitation, assignments and consents, as any such agreements may from time to time be amended or supplemented, pursuant to which any Grantor now has or hereafter acquires any direct or beneficial interest in any Copyright, or is a grantor of rights to any third party with respect to any copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement (including, without limitation, any thereof referred to on Schedule I hereto) excluding, however, non-exclusive computer software licenses.

“Patents”: (a) all letters patent of the United States or any other country, including patents, design patents and utility models, and all registrations and recordings thereof, including, without limitation, any thereof referred to in Schedule I hereto, (b) all applications for letters patent of the United States or any other country and (c) all reissues, extensions, divisions, continuations and continuations-in-part thereof, and the inventions disclosed or claimed therein, including the right to make, sell and/or use the inventions disclosed or claimed therein; including, without limitation, any thereof referred to in Schedule I hereto.

“Patent License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, and all rights of any Grantor under such agreement; including, without limitation, any thereof referred to in Schedule I hereto.

“Security Agreement”: as defined in the preamble hereto.

“Trademarks”: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, all prints or labels on which any of the foregoing appear, and all designs and general intangibles of a like nature, and the goodwill associated therewith or symbolized thereby, and all other assets, rights and interests that uniquely embody such goodwill, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule I hereto, and (b) all extensions or renewals thereof.

“Trademark License”: any agreement, written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule I hereto.

(b)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, Schedule.  Annex, and Exhibit references are to this Security Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.             Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties a security interest in all of its personal property, including without limitation, the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

a.                                       all Accounts;

b.                                      all Bank Accounts;

c.                                       all Chattel Paper, including electronic chattel paper;

d.                                      all Commercial Tort Claims;

e.                                       all Contracts;

f.                                         all Documents;

g.                                      all General Intangibles, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, and Trademark Licensese;

h.                                      all Goods, including Equipment, Inventory and fixtures;

i.                                          all Instruments;

j.                                          all Investment Property;

k.                                       all letters of credit rights and other supporting obligations;

l.                                          all monies, whether or not in the possession or under the control of the Administrative Agent, a Lender, or a bailee or Affiliate of the Administrative Agent or a Lender, including any Cash Collateral;

m.                                    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

n.                                      all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing;

provided that the term “Collateral” shall not include:  (x) any contract, license, agreement, instrument, document, permit or franchise that validly prohibits, restricts or requires the consent not obtained of a third party for the creation by such Grantor of a security interest in such contract, license, agreement, instrument, document, permit or franchise (or in any rights or property obtained by such Grantor under such contract, license, agreement, instrument, document, permit or franchise) except to the extent such prohibition, restriction or consent requirement would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 and 9-409 of the UCC; provided that, at such time as the condition causing such limitation shall be remedied, whether by contract, change of law or otherwise, the contract, license, lease, agreement, instrument, document, permit or franchise shall immediately be included in the Collateral, and any security interest that would otherwise be granted herein shall attach immediately to such contract, license, lease, agreement, instrument, document, permit or franchise, or to the extent severable, to any portion thereof that does not result in such limitation; (y) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; and (z) the Voting Equity Interests of any Foreign Subsidiary constituting more than 65% of the total combined voting power of all voting Equity Interests of such Foreign Subsidiary; provided that, notwithstanding anything to the contrary set forth herein, the Collateral shall include any proceeds (and the right to receive proceeds, including from the sale, assignment or transfer of such assets), substitutions or replacements of any such assets excluded from the Collateral pursuant to the foregoing clauses (x), (y) and (z) (unless such proceeds, substitutions or replacements would constitute assets specifically covered by the foregoing clauses (x), (y) and (z)).

3.             Administration of Accounts; Bank Accounts.

(a)           Records and Schedules of Accounts.  Each Grantor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request.

(b)           Account Verification.  Whether or not a Default or Event of Default exists, the Administrative Agent shall have the right at any time during regular business hours, in the name of the Administrative Agent, any designee of the Administrative Agent or any Grantor, to verify the validity, amount or any other matter relating to any Accounts of Grantors by mail, telephone or otherwise; provided that so long as no Event of Default has occurred and is continuing, nor more than one such verification process shall be paid for by the Grantors during any twelve (12) month period.  Grantors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

(c)           Maintenance of Dominion Account.  Grantors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to the Administrative Agent.  Grantors shall obtain an agreement (in form and substance satisfactory to the Administrative Agent) from each lockbox servicer and Dominion Account bank, establishing the Administrative Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by the Administrative Agent during any Cash Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  If a Dominion Account is not maintained with Bank of America, the Administrative Agent may, during any Cash Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America.  The Administrative Agent and Lenders assume no responsibility to Grantors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

(d)           Proceeds of Collateral.  Grantors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Grantor receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Administrative Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

(e)           Bank Accounts.  Schedule II sets forth all Bank Accounts maintained by Grantors, including all Dominion Accounts.  Within 180 days of the Closing Date, each Grantor shall take all actions necessary to establish the Administrative Agent’s control of each such Bank Account (other than (a) any Excluded Account and (b) any individual account containing not more that $100,000 at any time; provided that at no time shall the Obligors maintain accounts containing in excess of $2,500,000 in the aggregate at any time that are not subject to the control of the Administrative Agent) and, in connection therewith, shall cause each depository bank for each such Bank Account to execute a Deposit Account Control Agreement in form and substance satisfactory to the Administrative Agent.  Each Grantor shall be the sole account holder of each Bank Account and shall not allow any other Person (other than the Administrative Agent) to have control over a Bank Account or any Property deposited therein.  Each Grantor shall promptly notify the Administrative Agent of any opening or closing of a Bank Account and, with the consent of the Administrative Agent, will amend Schedule II to reflect same.

(f)            Grantors Remain Liable under Accounts and Contracts.  Notwithstanding anything to the contrary herein, each Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract.  Neither the Administrative Agent, nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent, nor any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(g)           Notice to Account Debtors and Contracting Parties.  Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

4.             Representations and Warranties.  Each Grantor hereby represents and warrants that:

(a)           Title; No Other Liens.  Except for the Liens granted to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties pursuant to this Security Agreement, and the other Liens permitted to exist on the Collateral pursuant to the Loan Agreement, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders and the other Secured Parties, pursuant to this Security Agreement or as may be permitted pursuant to the Loan Agreement.

(b)           Perfected First Priority Liens.  When financing statements have been filed in the offices in the jurisdictions listed in Schedule III hereto, the Liens granted pursuant to this Security Agreement will constitute perfected Liens in favor of the Administrative Agent, for the ratable benefit of the Lenders and the other Secured Parties, in the Collateral as collateral security for the Obligations to the extent the filing of such financing statements perfect such Liens, which Liens are prior to all other Liens on the Collateral created by the Grantors and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from any Grantor and against any owner or purchaser of the real property where any of the Equipment or Inventory is located and any present or future creditor obtaining a Lien on such real property (subject to Permitted Encumbrances).

(c)           Accounts.  The amount represented by each Grantor to the Administrative Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder.  Except as permitted by the Loan Agreement, no amount payable to any Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(d)           Material Contracts.  Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and general equitable principles (whether considered in a proceeding in equity or at law).  No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Material Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Material Contract to any material adverse limitation, either specific or general in nature.  Neither any Grantor nor (to the best of each Grantor’s knowledge) any other party to any Material Contract is in default or is likely to become in default in the performance or observance or any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Each Grantor has fully performed all its obligations under each Material Contract.  The right, title and interest of each Grantor in, to and under each Material

Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Material Contract as Collateral, nor have any of the foregoing been asserted or alleged against any Grantor as to any Material Contract.  Each Grantor has delivered to the Administrative Agent a complete and correct copy of each Material Contract, listed on Schedule V, including all amendments, supplements and other modifications thereto.  No amount payable to any Grantor under or in connection with any Material Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(e)           Inventory and Equipment.  The Inventory and the Equipment are kept at the locations listed on Schedule IV hereto.

(f)            Chief Executive Office.  Steinway Musical Instruments, Inc.’s chief executive office and its principal place of business is located at 800 South Street, Waltham, Massachusetts 02453.  The O.S. Kelly Company’s chief executive office and its principal place of business is located at 318 North Street, Springfield, Ohio 45503.  Music Matters After School, Inc.’s chief executive office and its principal place of business is located at 500 Sun Valley Drive, Suite D2, Roswell, Georgia 30076.  ArkivMusic, LLC’s chief executive office and its principal place of business is located at One Steinway Place, Long Island City, New York 11105.  Until written notice is given to the Administrative Agent by a Grantor of any other office at which it keeps its records pertaining to Accounts, all such records shall be kept at the such Grantor’s above-mentioned principal place of business.

(g)           Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

(h)           Insurance Policies.  As of the date hereof, none of the Collateral constitutes an interest or claim in or under any policy of insurance or contract for annuity, except to the extent the same constitutes Proceeds.

(i)            Copyrights, Patents and Trademarks.  Schedule I hereto includes all Copyrights and Copyright Licenses, all Patents and Patent Licenses and all Trademarks and Trademark Licenses owned by each Grantor in its own name as of the date hereof.  To the best of each Grantor’s knowledge, each material Copyright, Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned.  Except as set forth in Schedule I, none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement.  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any material Copyright, Patent or Trademark.  No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Copyright, Patent or Trademark.

(j)            Reserved.

(k)           Governmental Obligors.  None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

(l)            Bank Accounts.  All deposit, custody, money-market or other accounts (whether, in any case, time or demand or interest or non-interest bearing) maintained by any Grantor with any bank or any other financial institution are Bank Accounts.

(m)          Legal Name; Organization.  Set forth on Schedule VII is the exact legal name and jurisdiction of organization of each Grantor.

5.             Covenants.  Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments have expired or been terminated:

(a)           Maintenance of Perfected Security Interests; Further Documentation; Pledge of Instruments and Chattel Paper.  Each Grantor shall maintain the security interest created by this Security Agreement as a perfected security interest having at least the priority described in Section 4(b) hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby.  Each Grantor also hereby authorizes the Administrative Agent to file any such financing or continuation statement with respect to the security interests granted hereby.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper (other than, as long as no Default or Event of Default exists, such Collateral with a value of less than $1,000,000) shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be Collateral pursuant to this Security Agreement.

(b)           Maintenance of Records.  Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.  Each Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  Upon the occurrence and during the continuance of an Event of Default, each Grantor shall turn over any books and records pertaining to the Collateral to the Administrative Agent or to its representatives during normal business hours at the request of the Administrative Agent.

(c)           Compliance with Laws, etc.  Each Grantor will comply in all material respects with all Applicable Laws applicable to the Collateral or any part thereof or to the operation of such Grantor’s business; provided, however, that each Grantor may contest any Applicable Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent’s, or the Lender’s rights or the priority of its Liens on the Collateral.

(d)           Compliance with Terms of Contracts, etc.  Each Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

(e)           Limitation on Liens on Collateral.  No Grantor will create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the liens created hereby and other than as permitted pursuant to the Loan Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(f)            Limitations on Dispositions of Collateral.  No Grantor will sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for sales of Inventory in the ordinary course of its business or as otherwise permitted pursuant to Section 10.2.6 of the Loan Agreement.

(g)           Limitations on Modifications of Contracts and Agreements Giving Rise to Accounts; Exercise of Rights; Notices.  No Grantor will (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or such Account as Collateral, (ii) other than in the ordinary course of business consistent with its past practice, fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account that questions the validity or enforceability of such Contract or Accounts constituting more than 5% of the aggregate amount of the Accounts of such Grantor.

(h)           Limitations on Discounts, Compromises, Extensions of Accounts.  Other than in the ordinary course of business consistent with its past practice, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise, compound or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, or (iv) allow any credit or discount whatsoever on any Account.

(i)            Maintenance of Equipment.  Each Grantor shall maintain all Equipment in good operating condition and repair (reasonable wear and tear excepted) and make all necessary replacements of and repairs thereto so that the value and operating efficiency of the Equipment shall be maintained and preserved in all material respects.

(j)            Maintenance of Insurance.  The Grantors will bear the full risk of loss of any nature whatsoever with respect to the Collateral.  At the applicable Grantor’s own cost and expense, in amounts and with carriers reasonably acceptable to the Administrative Agent in accordance with the normal standards employed by the Administrative Agent in this regard, such Grantor shall (i) keep all its insurable properties and properties in which such Grantor has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Grantor, including, without limitation, business interruption insurance (and which presently effective insurance as of the Closing Date is listed on Schedule VI hereto); (ii) maintain a bond in such amounts as is customary in the case of companies engaged in business similar to such Grantor insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Grantor either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such workmen’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Grantor is engaged in business; and (v) furnish the Administrative Agent with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof thirty (30) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to the Administrative Agent, naming the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties as loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (ii) above, and providing (1) that all proceeds thereunder, in the case of all coverages with respect to the Collateral in which the Administrative Agent has a first priority Lien for the ratable benefit of the Lenders and the other Secured Parties, shall be payable directly and only to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties and that, in addition, following an Event of Default, all proceeds in connection with fixed asset coverages shall be payable to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties as its interests may appear, (2) that all proceeds, in the case of business interruption insurance obtained by such Grantor shall be payable to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties, (3) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (4) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days prior written notice is given to the Administrative Agent.  All such insurance shall be in amounts customary in the Grantors’ industry.  In the event of any loss thereunder, the carriers named therein are hereby directed by the Administrative Agent and each Grantor to make payment for such loss to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties as its interests may appear.  If any insurance losses are paid by check, draft or other instrument payable to one or more Grantors and the Administrative Agent jointly, the Administrative Agent may endorse the Grantors’ names thereon and do such other things as the Administrative Agent may deem advisable to reduce the same to cash.  Subsequent to the occurrence and continuance of an Event of Default, the Administrative Agent is hereby authorized to adjust and compromise claims under insurance coverage(s) referred to above to the extent that its interests may appear.  All loss recoveries received by the Administrative Agent upon any such insurance shall be applied to the Obligations.  Any surplus shall be paid by the Administrative Agent to the Grantor or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by the Grantors to the Administrative Agent on demand.  Notwithstanding anything to the contrary herein, the Grantors agree to utilize any insurance proceeds payable hereunder as a result of casualty to real estate and/or Equipment to repair, restore and/or replace any such damaged Equipment and/or real estate, and to the extent the Administrative Agent receives any of said casualty insurance policy proceeds, the Administrative Agent shall remit the same to the Grantors for such purposes only.

(k)           Further Identification of Collateral.  Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(l)            Notices.  Each Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Loan Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Loan

Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(m)          Changes in Locations, Name, etc.  No Grantor will (i) change the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records concerning the Accounts from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule IV hereto or (iii) change its name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading, unless it shall have given the Administrative Agent at least 30 days prior written notice thereof.

(n)           Patents, Trademarks and Copyrights.

(i)            Each Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every material trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders and the other Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Trademark may become invalidated.

(ii)           No Grantor will do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(iii)          Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve such Grantor’s material rights under all applicable copyright laws.

(iv)          Each Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any material Patent, Trademark or Copyright or any application or registration relating to any thereof may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal or similar office in any country) regarding such Grantor’s ownership of, right to use, interest in, or the validity of any material Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

(v)           Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or

Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or shall file an application for registration of any Copyright with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within seven Business Days after such filing occurs.

(vi)          Each Grantor shall from time to time execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request (including, without limitation, one or more Notice of Security Interest in Patents attached hereto as Annex A, one or more Memorandum of Security Agreement - Trademarks attached hereto as Annex B and one or more Memorandum of Security Agreement - Copyrights attached hereto as Annex C, in each case with appropriate completions and schedules) to evidence the Administrative Agent’s security interest for the ratable benefit of the Lenders and the other Secured Parties in any Patent, Trademark or Copyright and the goodwill and general intangibles of the Grantors relating thereto or represented thereby, and each Grantor hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, such power being coupled with an interest is irrevocable until the Obligations are paid in full and the Commitments are terminated.

(vii)         Each Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents, Trademarks and Copyrights, including, without limitation, timely filing of applications for renewal, affidavits of use and affidavits of incontestability and payment of maintenance fees.

(viii)        In the event that any material Patent, Trademark or Copyright included in the Collateral is infringed, misappropriated or diluted by a third party, each Grantor shall promptly notify the Administrative Agent and the Lenders after it learns thereof and, at the Grantors’ sole expense, shall, unless the Grantors shall reasonably determine that such Patent, Trademark or Copyright is of negligible economic value to the Grantors, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Grantors shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

(ix)           Upon and during the continuance of an Event of Default and at the reasonable request of the Administrative Agent, each Grantor shall use its reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s rights, title and interest thereunder to the Administrative Agent or its designee.

(o)           Reserved.

(p)           Inventory.  None of the Inventory of any Grantor shall be evidenced by a warehouse receipt.

(q)           Commercial Tort Claims.  In the event that any Grantor at any time after the date of this Security Agreement shall have any Commercial Tort Claim which is reasonably expected to have a recoverable value in excess of $1,000,000, such Grantor shall promptly notify the Administrative Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of the Commercial Tort Claim, and (ii) include the express grant by Grantor to the Administrative Agent of a security interest in the Commercial Tort Claim (and the proceeds thereof).  In the event that such notice does not include such grant of a security interest, the sending thereof by Grantor to the Administrative Agent shall be deemed to constitute such grant to the Administrative Agent.  Upon the sending of such notice, any Commercial Tort Claim described in the notice shall constitute part of the Collateral and shall be deemed included therein.  Without limiting the authorization of the Administrative Agent provided in this Security Agreement or otherwise arising by the execution by any Grantor of this Security Agreement or any of the other Loan Documents, the Administrative Agent is hereby irrevocably authorized at any time to file financing statements naming the Administrative Agent or its designee as secured party and Grantor as debtor, or any amendments to any financing statements, covering any Commercial Tort Claim as Collateral.  In addition, Grantors shall promptly upon the Administrative Agent’s request, execute and deliver, or cause to be executed and delivered to the Administrative Agent, such other agreements, documents and instruments as the Administrative Agent may reasonably require in connection with any Commercial Tort Claim in order to perfect and preserve its security interest in such Commercial Tort Claim and the proceeds and profits thereof.

(r)            Real Estate.

Each Grantor covenants that, until Full Payment of the Obligations, such Grantor shall not without the consent of the Administrative Agent:

(i)            except as permitted by the Loan Agreement, directly or indirectly, sell, assign, exchange, convey, lease, sublease, pledge, subordinate, alienate, hypothecate, gift, devise or otherwise transfer or grant any option with respect to any real Property owned by such Grantor, whether voluntarily or by operation of law; or

(ii)           directly or indirectly, create or suffer to exist any mortgage, deed of trust, lien, security interest or other charge or encumbrance against, in or with respect to any real Property owned by such Grantor, whether voluntarily or by operation of law, except for Permitted Encumbrances.

6.             Administrative Agent’s Appointment as Attorney-in-Fact.

(a)           Powers.  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Grantor and in the name of each Grantor or in its own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of each Grantor, without notice to or assent by any Grantor, to do the following:

(i)            in the name of each Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

(ii)           to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

(iii)          in the case of any Patent, Trademark or Copyright, to execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Patent, Trademark or Copyright and the goodwill and general intangibles of the Grantors relating thereto or represented thereby;

(iv)          to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) notify the post office authorities to change the address for delivery of Grantors’ mail to an address designated by Administrative Agent, to receive and open all mail relating to the collateral and forward all other mail to Grantors; (D) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to Accounts, Inventory, Equipment and any other Collateral and to which Grantors have access; (E)to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (F) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (G) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (H) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (I) to assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (J) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Grantors’ expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, Liens thereon for the ratable benefit of the Lenders and the other Secured Parties and to effect the intent of this Security Agreement, all as fully and effectively as the Grantors might do.

Anything in this Section 6(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing.

Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and are irrevocable.

(b)           No Duty on Administrative Agent’s and Lenders’ Part.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  Each of the Administrative Agent and the Lenders shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

7.             Performance by Agent of Grantors’ Obligations.  If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement.  The expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the then current Applicable Margin plus the Base Rate, shall be payable, jointly and severally, by the Grantors to the Administrative Agent on demand and shall constitute Obligations secured hereby.

8.             Application of Proceeds.  The Administrative Agent may apply all or any part of such cash or Payment Items against the Obligations (whether matured or unmatured) all in accordance with Sections 5.6 and 5.7 of the Loan Agreement.

9.             Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at any Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders arising out of the exercise by the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations pursuant to Section 5.6 of the Loan Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Grantors.  To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by the Administrative Agent or any Lender of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

If an Event of Default shall occur and be continuing, the Administrative Agent on behalf of the Lenders, may (a) without notice, demand or other process, and without charge, enter any of Grantors’ premises and, without breach of the peace, until the Administrative Agent completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantors’ equipment for the purpose of completing any work-in-process, preparing any Collateral for disposition and disposing of or collecting any Collateral, and (b) in the exercise of its rights under this Security Agreement, without payment of compensation of any kind, use any and all trademark, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of each Grantor’s rights therein and each Grantor hereby grants a license for that purpose.

10.           Grant of License to Use Patent, Trademark and Copyright Collateral.  For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 9 hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, non-

exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any of the Copyrights, Patents and Trademarks, now owned or hereafter acquired by any Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored.  The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent for any purpose appropriate in connection with the exercise of remedies hereunder, only upon the occurrence and during the continuance of an Event of Default.  The Administrative Agent agrees to apply the net proceeds received from any license as provided herein.

11.           Limitation on Duties Regarding Presentation of Collateral.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent nor any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

12.           Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

13.           Notices.  All notices and other communications by or to a party hereto shall be in writing and shall be given to any Grantor at such Grantor’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof, or at such other address as a party may hereafter specify by notice in accordance with this Section 13.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

14.           Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders , be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the

Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

15.           Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.           Counterparts; Delivery by Telecopier.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Grantors and the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopier shall be effective as delivery of an originally executed counterpart of this Security Agreement.

17.           Paragraph Headings.  The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.           No Waiver; Cumulative Remedies.  Neither the Administrative Agent, nor any Lender shall by any act (except by a written instrument pursuant to Section 18 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

19.           Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Administrative Agent, provided that any provision of this Security Agreement may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.  This Security Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.  This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of The Commonwealth of Massachusetts.

20.           Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of The Commonwealth of Massachusetts, the courts of the United States of America for the District of Massachusetts, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each Grantor at its address set forth in Section 13 hereof or at such other address of which the Administrative Agent shall have been notified pursuant hereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

21.           WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

22.           Additional Grantors.  Each Subsidiary of SMI which is required pursuant to Section 10.1.9 of the Loan Agreement to become party to this Security Agreement shall become a Grantor for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a Supplement in the form of Annex D hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Grantor has caused this Guarantor Security Agreement to be duly executed and delivered as of the date first above written.

STEINWAY MUSICAL INSTRUMENTS, INC.

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Senior Executive Vice President and
Chief Financial Officer

Address for Notices:

800 South Street, Suite 305
Waltham, MA 02453
Attn: Dennis M. Hanson
Facsimile: (781) 894-9803

THE O.S. KELLY COMPANY

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Executive Vice President

Address for Notices:

315 East North Street
Springfield, OH 45503
Attn: Dennis M. Hanson
Facsimile: (937) 322-1322

with a copy to:

800 South Street, Suite 305
Waltham, MA 02453
Attn: Dennis M. Hanson
Facsimile: (781) 894-9803

[ SIGNATURE PAGE TO GUARANTOR SECURITY AGREEMENT ]

MUSIC MATTERS AFTER SCHOOL, INC.

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Executive Vice President

Address for Notices:

500 Sun Valley Drive, Suite D2
Roswell, GA 30076-5636
Attn: Dennis M. Hanson
Facsimile: (574) 295-5405

with a copy to:

800 South Street, Suite 305
Waltham, MA 02453
Attn: Dennis M. Hanson
Facsimile: (781) 894-9803

ARKIVMUSIC, LLC

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Executive Vice President

Address for Notices:

One Steinway Place
Long Island City, NY 11105
Attn: Dennis M. Hanson
Facsimile: (781) 894-9803

with a copy to:

800 South Street, Suite 305
Waltham, MA 02453
Attn: Dennis M. Hanson
Facsimile: (781) 894-9803

[ SIGNATURE PAGE TO GUARANTOR SECURITY AGREEMENT ]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Christopher O’Halloran
	Name:	Christopher O’Halloran
	Title:	Senior Vice President

Address:

225 Franklin Street
MA1-225-02-05
Boston, MA 02110
Fax: (312) 453-6319

[ SIGNATURE PAGE TO GUARANTOR SECURITY AGREEMENT ]

ANNEX A

FORM OF
NOTICE OF SECURITY INTEREST IN PATENTS

United States Department of Commerce

Commissioner of Patents and Trademarks

Box Assignments

Washington, D.C. 20231

Ladies and Gentlemen:

Pursuant to a Guarantor Security Agreement, dated as of October 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), [NAME OF GRANTOR], a                                                     (the “Assignor”), has granted to BANK OF AMERICA, N.A., as agent for certain lenders, as Assignee (the “Assignee”) a continuing security interest in, and a continuing lien upon, the Patents (as such term is defined in the Security Agreement) including the patents and patent applications listed on the annexed Exhibit A, and all applications, registrations, renewals and proceeds (including accounts receivable and royalties) thereof (the “Patents”).  The Assignee’s security interest in the Patents can only be terminated in accordance with the terms of the Security Agreement.

Dated:

Very truly yours,

[NAME OF GRANTOR]

By

Name:

Title:

ACKNOWLEDGED BY:

BANK OF AMERICA, N.A.,
as Assignee

By
Name:
Title:

Exhibit A

PATENTS

PATENT LICENSES

PATENT APPLICATIONS

ANNEX B

FORM OF
MEMORANDUM OF SECURITY INTEREST IN TRADEMARKS

United States Department of Commerce

Commissioner of Patents and Trademarks

Box Assignments

Washington, D.C. 20231

Ladies and Gentlemen:

Pursuant to a Guarantor Security Agreement, dated as of October 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), [NAME OF GRANTOR], a                                                        (the “Assignor”), has granted to BANK OF AMERICA, N.A., as agent for certain lenders, as Assignee (the “Assignee”) a continuing security interest in, and a continuing lien upon, the Trademarks and Trademark Licenses (as such terms are defined in the Security Agreement) including the trademarks listed on the annexed Exhibit A, and all applications, registrations, renewals and proceeds (including accounts receivable and royalties) thereof (the “Trademarks”), together with the goodwill of the business connected with the use of and symbolized by the Trademarks.  The Assignee’s security interest in the Trademarks can only be terminated in accordance with the terms of the Security Agreement.

Dated:

Very truly yours,

[NAME OF GRANTOR]

By
Name:
Title:

ACKNOWLEDGED BY:

BANK OF AMERICA, N.A.,
as Assignee

By
Name:
Title:

Exhibit B

TRADEMARKS

TRADEMARK LICENSES

TRADEMARK APPLICATIONS

ANNEX C

[COPYRIGHT FILING DOCUMENT]

FORM OF
MEMORANDUM OF SECURITY INTEREST IN COPYRIGHTS

United States Department of Commerce

Commissioner of Patents and Trademarks

Box Assignments

Washington, D.C. 20231

Ladies and Gentlemen:

Pursuant to a Guarantor Security Agreement, dated as of October 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), [NAME OF GRANTOR], a                                                     (the “Assignor”), has granted to BANK OF AMERICA, N.A., as agent for certain lenders, as Assignee (the “Assignee”) a continuing security interest in, and a continuing lien upon, the Copyrights and Copyright Licenses (as such terms are defined in the Security Agreement) including the copyrights listed on the annexed Exhibit A, and all applications, registrations, renewals and proceeds (including accounts receivable and royalties) thereof (the “Copyrights”), together with the goodwill of the business connected with the use of and symbolized by the Copyrights.  The Assignee’s security interest in the Copyrights can only be terminated in accordance with the terms of the Security Agreement.

Dated:

Very truly yours,

[NAME OF GRANTOR]

By
Name:
Title:

ACKNOWLEDGED BY:

BANK OF AMERICA, N.A.,
as Assignee

By
Name:
Title:

Schedule I

COPYRIGHTS

COPYRIGHT LICENSES

COPYRIGHT APPLICATIONS

ANNEX D

ADDENDUM TO SECURITY AGREEMENT

Each of the undersigned, [NAME OF NEW SUBSIDIARY] (each a “New Grantor”, together the “New Grantors”):

(i)            agrees to all of the provisions of the Guarantor Security Agreement, dated as of October 5, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”), made by (a) STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation (“SMI”), (b) THE O.S. KELLY COMPANY, an Ohio corporation (“O.S. Kelly”), (c) ARKIVMUSIC, LLC, a New York limited liability company (“ArkivMusic”) and (d) MUSIC MATTERS AFTER SCHOOL, INC., a Delaware corporation (“MMAS” and, together with SMI, O.S. Kelly and ArkivMusic, the “Grantors” and each a “Grantor”), in favor of BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) party to the Loan and Security Agreement, dated as of October 5, 2010 (the “Loan Agreement”), among Conn-Selmer, Inc., a Delaware corporation (“Conn-Selmer”), and Steinway, Inc., a Delaware corporation (“Steinway” and, together with Conn-Selmer, the “Borrowers”), the Administrative Agent and the Lenders;

(ii)           effective on the date hereof, becomes a party to the Security Agreement, as a Grantor, with the same effect as if the undersigned were an original signatory to the Security Agreement and with the representations and warranties contained therein being deemed to be made by it on and as of the date hereof;

(iii)          as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Lenders to make and maintain outstanding their Loans under the Loan Agreement and the other Loan Documents, hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all of the property listed in Section 2 of the Security Agreement now owned or at any time hereafter acquired by such New Grantor or in which such New Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “New Grantor Collateral”);

(iv)          represents and warrants that the information provided on the attached schedules disclose, with respect to it, all information that is required under the Security Agreement to be disclosed by a Grantor; and

(v)           the Schedules to the Security Agreement are hereby supplemented by, if a supplement to any such Schedule is attached to this Supplement, by including the items listed on such supplement to such Schedule in such Schedule.

Terms defined in the Security Agreement and the Loan Agreement shall have such defined meanings when used herein.

By its acceptance hereof, the undersigned New Grantor hereby ratifies and confirms its respective obligations under the Security Agreement, as supplemented hereby.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Date: , 20

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title: